UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2012

Procera Networks, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33691	33-0974674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4121 Clipper Court, Fremont, California	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 3, 2012, Procera Networks, Inc. (the “Company”) and Silicon Valley Bank amended and restated their Loan and Security Agreement dated December 10, 2009 (the “2009 Secured Credit Facility”) for a secured line of credit facility (as amended and restated, the “Amended Secured Credit Facility”).  The Amended Secured Credit Facility provides for borrowings by the Company of up to $10.0 million, which is an $8.0 million increase over advances available under the 2009 Secured Credit Facility.  The maturity date for amounts advanced under the Amended Secured Credit Facility is February 2, 2014.    Borrowings will bear interest at the prime rate plus 1%, but not less than 4.25% per annum, and the Company’s obligations under the Amended Secured Credit Facility will be secured by substantially all of the Company’s assets. The Company has no outstanding borrowings under the Amended Secured Credit Facility.

The terms of the Amended Secured Credit Facility include a financial covenant requiring a minimum Company liquidity ratio and restrictions on the Company’s ability to incur certain additional indebtedness, pay dividends, create or permit liens on assets, or engage in mergers, consolidations or dispositions.  Under the terms of the Amended Secured Credit Facility, the Company shall pay Silicon Valley Bank a $35,000 commitment fee in each of the two years of the agreement.  The Amended Secured Credit Facility may be terminated at any time by the Company during the term of the agreement, to take effect three business days after the Company provides written notice to Silicon Valley Bank.  In connection with such termination, the Company would be obligated to pay Silicon Valley Bank a $50,000 termination fee.  The foregoing description of the Amended Secured Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Amended Secured Credit Facility, which is filed as Exhibit 10.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 3, 2012, the Company entered into the Amended Secured Credit Facility agreement with Silicon Valley Bank. The description of the Amended Secured Credit Facility is hereby incorporated in its entirety by reference to Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Amended and Restated Loan and Security Agreement by and between Procera Networks, Inc. and Silicon Valley Bank, dated February 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2012	Procera Networks, Inc.
(Registrant)

	By:	/s/ Charles Constanti
Charles Constanti
Chief Financial Officer and Principal Accounting Officer

INDEX TO EXHIBITS

Number	Description
10.1	Amended and Restated Loan and Security Agreement by and between Procera Networks, Inc. and Silicon Valley Bank, dated February 3, 2012.